Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Tosco Corporation on Form S-8 (File No. 333-__________) of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tosco Corporation and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                                     Coopers & Lybrand L.L.P.

Phoenix, Arizona
December 22, 1997